PRELIMINARY PROXY STATEMENT

              AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
                               ON APRIL 17, 2002


                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant To Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [  ]     Filed by a Party other than the Registrant [X]

         Check the appropriate box:
         [ X ]  Preliminary Proxy Statement
         [   ]  Confidential, for Use of the Commission Only (as permitted by
                Rule 14a-6(e)(2))
         [   ]  Definitive Proxy Statement
         [   ]  Definitive Additional Materials
         [   ]  Soliciting Material Under Rule 14a-12

                           VESTCOM INTERNATIONAL, INC.
     _______________________________________________________________________
                (Name of Registrant as Specified in its Charter)


                            V INVESTMENT PARTNERS LLC
     _______________________________________________________________________
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

               Payment of Filing Fee (Check the appropriate box):

         [X]  No fee required.
         [ ] Fee computed on table below per Exchange Act Rules 14a-6(l)(I) and
             0-11.


                  1) Title of each class of securities to which transaction applies:

                  2) Aggregate number of securities to which transaction applies:

                  3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  4)       Proposed maximum aggregate value of transaction:


                  5)       Total fee paid:

         [ ] Fee paid previously with preliminary materials:

         [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         1)       Amount previously paid:

         2)       Form, Schedule or Registration Statement No.:

         3)       Filing Party:

         4)       Date Filed:

                PRELIMINARY PROXY MATERIALS DATED APRIL 17, 2002
                              SUBJECT TO COMPLETION


                     2002 ANNUAL MEETING OF THE SHAREHOLDERS

                                       OF

                           VESTCOM INTERNATIONAL, INC.

                              _____________________

                                 PROXY STATEMENT

                                       OF

                            V INVESTMENT PARTNERS LLC

                             _____________________

   We are sending this proxy statement to you as one of the holders of common stock, no par value per share, of Vestcom International, Inc. ("Vestcom" or the "Company"), a New Jersey corporation, in connection with our solicitation of your proxy for use at the 2002 Annual Meeting of the Shareholders of Vestcom scheduled for _______A.M., local time, on June ___, 2002, at ___________________
and at any adjournments or postponements thereof. We are V Investment Partners LLC, a Delaware limited liability corporation, and a large shareholder of the Company, beneficially owning approximately 2.7% of Vestcom's outstanding shares of common stock.

         We are soliciting your proxy to vote at the 2002 Annual Meeting for the election of our nominees, Timothy Brog, John Latta, Michael Singer, Mark Shapiro and Jeffrey Hammer (collectively, the "VIP Nominees"), as directors of Vestcom for a term continuing until the 2003 Annual Meeting.

         This proxy statement and the WHITE proxy card are first being furnished to shareholders on or about May ___, 2002.

WE URGE YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES DESCRIBED IN THIS PROXY STATEMENT.

IF YOU HAVE ALREADY SENT A [BLUE] PROXY CARD TO THE VESTCOM DIRECTORS, YOU MAY REVOKE THAT PROXY AND VOTE AGAINST THE ELECTION OF VESTCOM NOMINEES BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT COUNTS. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE 2002 ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE 2002 ANNUAL MEETING TO D.F. KING & CO., INC., OR BY VOTING IN PERSON AT THE 2002 ANNUAL MEETING. SEE "VOTING PROCEDURES" ON PAGE 16.

                          REASONS FOR OUR SOLICITATION


           VESTCOM'S PERFORMANCE OVER THE PAST FOUR AND ONE-HALF YEARS
              HAS, IN OUR OPINION, BEEN DISASTROUS FOR SHAREHOLDERS

         When measured by virtually any financial yardstick, Vestcom's performance over the last 4 1/2 years, has, in our opinion, been disastrous for the Company's shareholders. Consider the following:

* Vestcom's common stock price in the last 4 1/2 years has lost nearly 92% of its value since reaching a high of $22.63 on October 7, 1997, wiping out almost $200 million in shareholder value. Over the same period, the common stock price of the most similar company in its Peer Group, SourceCorp (formerly known as F.Y.I. Incorporated) increased by 16% and the NASDAQ Composite Index increased by 6.6%.

* Over the past three years on an aggregate basis, Vestcom has failed to make a profit. The Company had an aggregate NET LOSS (excluding the sale of assets in 2000) over the past three years in excess of $700,000. Just this past March, Vestcom reported a fourth quarter 2001 NET LOSS of $406,000 (Vestcom Press Release March 8, 2001).

* Long term liabilities have more than doubled from $10.8 million on December 31, 1997 to $25.4 million on December 31, 2001.

* Costly consolidations and restructurings approved by the Board of Directors based upon Management's promises of improved efficiencies and profitability have FAILED. In fact, gross margins have decreased from 37% in 1998 to 26% in the fourth quarter of 2001 and the Company's operating performance continues to deteriorate.

* Based upon four years of what we believe to be chronic missteps and failures of the Company, we lack confidence in the ability and commitment of the current Board of Directors to maximize shareholder value. Based upon their record, we also question the Board's commitment to take tangible steps to improve the performance of the Company. We believe that a successful Board of Directors is proactive. VIP believes that Vestcom's Board of Directors only takes action when it is forced to by its shareholders and are most concerned with protecting their positions and perks.

* Vestcom has failed in our opinion to articulate any coherent strategy and desperately needs new leadership.

* The Board of Directors and Management have failed to adequately communicate with its existing shareholders, attract new shareholders and obtain Wall Street analyst coverage. We believe treating Vestcom almost like it was a private company.

*        IT IS TIME FOR A CHANGE.

         Every member of Vestcom's Board of Directors (except for one) has served for the previous four years. They have presided over and approved of the squandering of millions of dollars in Management's failed attempts to consolidate facilities and improve the profitability of Vestcom, the dramatic decline in the price of Vestcom's common stock, the unnecessary rise in Vestcom's long term debt and the general demise of the Company.

                                TIME FOR A CHANGE

         Two full years ago, the Company made a promise to its shareholders in its 2000 Annual Meeting Proxy Statement (the "2000 Proxy Statement") that Vestcom was "committed to enhancing shareholder value for all shareholders." On the day that the 2000 Proxy Statement was issued (May 12, 2000), Vestcom's common stock opened at $4.75 per share. On February 20, 2002, the day VIP notified Vestcom (the "Notice Date") that it intended to nominate five directors to Vestcom's Board, Vestcom's common stock last traded at $1.87. Clearly, the Company has not increased shareholder value for ANY shareholders.

         The Vestcom Board of Directors have either decided not to fulfill their promise or they are just incapable of doing so. In either case, IT IS TIME FOR A CHANGE.


                        VESTCOM COMMON STOCK PERFORMANCE

         Each member of Vestcom's Board of Directors (except for one) have served since 1998. On December 31, 1997, Vestcom's common stock closed at $22.38 per share and on the Notice Date the common stock last traded at $1.87. This represented a 91.6% drop in the price of the Common Stock.

         Set forth below is a chart of the performance of Vestcom common stock from the close on December 31, 1997 to the Notice Date.

                       VESTCOM'S COMMON STOCK PERFORMANCE
              December 31, 1997 to February 20, 2002 (Notice Date)

[OBJECT OMITTED]

                  Date          Close
                  ----          ------
                 31-Dec-97     $ 22.38
                 31-Mar-98     $ 10.44
                 30-Jun-98      $ 9.25
                 30-Sep-98      $ 9.25
                 31-Dec-98      $ 9.00
                 31-Mar-99      $ 4.88
                 30-Jun-99      $ 3.50
                 30-Sep-99      $ 2.63
                 31-Dec-99      $ 3.50
                 31-Mar-00      $ 5.44
                 30-Jun-00      $ 3.56
                 29-Sep-00      $ 2.50
                 29-Dec-00      $ 1.81
                 30-Mar-01      $ 2.00
                 29-Jun-01      $ 2.19
                 28-Sep-01      $ 2.95
                 31-Dec-01      $ 2.18
                 20-Feb-02      $ 1.87




         Over the past four years certain members of the Board of Directors have blamed managers of business units, shareholders, the economy and the stock market for the Company's woes and the dismal price of its Common Stock. The only people that the Board has not blamed is itself and Management. We will like to see the Board accept responsibility for their performance. Shareholders are tired of hearing excuses from the Board of Directors.


                LIQUIDITY OF VESTCOM COMMON STOCK HAS EVAPORATED

         Vestcom's common stock is rapidly becoming more illiquid, which has the effect of depressing stock prices by hindering the ability of shareholders to purchase and sell Vestcom common stock. In 1997, the average daily trading volume in dollars for Vestcom common stock was $1,175,089. The 2002 average daily trading volume in dollars prior to the Notice Date was only $9,829. Set forth below is a comparison of the average daily trading volume in dollars for Vestcom common stock:

                                        Average Daily Trading Volume
                  Year                  In Dollars for Vestcom Common Stock
                  ----                  -----------------------------------

                  1997                      $ 1,175,089
                  1998                      $   497,720
                  1999                      $    93,111
                  2000                      $    54,162
                  2001                      $    14,991
                  2002*                     $     9,829

                  * Prior to the Notice Date.

         In 2002, there were 34 trading days prior to the date we delivered notice of our proxy contest to Vestcom. During such period, Vestcom common stock failed to trade a single share on seven different trading days. While liquidity has improved as a result of increased trading in the Company's common stock following notice to the Company of our proxy challenge, our concern is that trading volume and illiquidity will return to the levels prior to the Notice Date in the event our proxy contest is unsuccessful.


                              OPERATING PERFORMANCE

         In the 2000 Proxy Statement, the Company stated that it has "developed and executed a strategic plan to improve the Company's profitability." If such plan has ever existed, it has clearly failed. In the Company's 2001 fiscal year, Vestcom's profitability has fallen dramatically. In fact, the Company failed to make a profit.

No Profits and Shrinking Margins

         Over the past three years on an aggregate basis, Vestcom has failed to make a profit. The aggregate NET LOSS (excluding the sale of assets in 2000) over the past three years is in excess of $700,000. Just this past March, Vestcom reported a fourth quarter 2001 NET LOSS of $406,000 (Vestcom March 8, 2001 Press Release).

         Of equal concern is the fact that Vestcom's gross margins have decreased from 37% in 1998 to 26% in the fourth quarter of 2001.

         In 1999, Vestcom had 34 production facilities and today they have less than 21. In the 2000 Proxy Statement, the Board stated the following:

* "Using fewer, but bigger, more modern and technologically advanced facilities should enable Vestcom to compete more effectively for larger, more profitable projects from new and existing regional and national accounts, and also improve our efficiency, turn-around time and capacity."

* "As part of our restructuring program, we eliminated redundant personnel, which should reduce our costs and increase our profitability, without sacrificing revenues."

* "The consolidation and integration of facilities is expected to generate increased efficiencies, quality and competitiveness, all of which, we believe, will translate into increased revenues, decreased costs and greater profitability."

         The costs of these actions were extremely large restructuring charges and the result was gross margins went from 29% in 1999 to 26% in the fourth quarter of 2001. Profitability did not increase, efficiency did not improve and costs were not reduced. The tangible results of Vestcom's consolidations and restructurings have yielded a gross margin substantially below its Peer Group.

         Shareholders are tired of hearing the Board's excuses. IT IS TIME FOR A CHANGE.


Build It and the Customers Will Come

         Certain members of management have previously worked for much larger companies than Vestcom and they have brought to the Company "Big Company" experiences and philosophies. As a result, they have pursued a strategy incongruous with the actual size of Vestcom and the entrepreneurial spirit of its founders. Due to this "Big Company Mentality," Vestcom spent and continues to spend very large amounts of money on grand facilities and equipment with the hope of attracting additional business in the future in order to fill the facilities and utilize the new equipment. A perfect example of this are costly facilities in West Caldwell and Randolph, New Jersey and Woburn, Massachusetts. Vestcom spent an enormous amount of money to build large state of the art facilities without the business or prospect to fill them with work. Each one of these facilities is operating significantly below their capacity and have very high fixed expenses. The result has been chronic over capacity, low gross margins and a lower Vestcom common stock price.

         The current Board has presided over and approved of the squandering of millions of dollars based on this "Build It and the Customers Will Come" strategy. Unfortunately, it has not worked and has been very costly for Vestcom and its shareholders. IT IS TIME FOR A CHANGE.


      FAILURE TO COMMUNICATE WITH SHAREHOLDERS AND THE INVESTMENT COMMUNITY

         We believe that the Company under the direction of the current Board of Directors has failed to adequately communicate with its existing shareholders and potential new shareholders. Could this be attributed to the fact that management does NOT understand the meaning of Regulation F-D? We believe that they have interpreted Regulation F-D to mean No Disclosure as opposed to just Fair Disclosure. Or could it also be attributed to the fact that management treats Vestcom as a private company?

         We believe that the Board of Directors and Management have failed to adequately communicate with its existing shareholders, attract new shareholders and obtain Wall Street analyst coverage. We believe treating Vestcom almost like it was a private company. Consider the following:

* Press Releases: Prior to the commencement of our proxy contest, other than routine quarterly financial reporting, Vestcom had only issued one press releases in the past 17 months. It was to announce the hiring of a new Vice President of Sales. Over that time period, did Vestcom choose not to communicate to shareholders about its successes or were there no successes to announce? In either case, IT IS TIME FOR A CHANGE.

* Conference Calls: In 1997 and 1998, Vestcom held regular quarterly conference calls to communicate with its shareholders and analysts. As the price of Vestcom common stock continued to drop and shareholders got more and more disillusioned with management, one would think that management would step up the communication with its shareholders. However, the opposite occurred. Vestcom stopped hosting such conference calls and has never hosted one since.

* No Wall Street Analyst Coverage of Vestcom: Through mid 1998, analysts at Oppenheimer and Prudential Securities followed Vestcom and issued research reports. We believe that due to the operating performance of the Company and the significant drop of the price of Vestcom's common stock, both Oppenheimer and Prudential Securities ceased following Vestcom and issuing research reports. Unfortunately, and mysteriously, Vestcom has chosen not to even attempt to attract new brokerage firms to follow it.

*        Meetings with Existing Shareholders and Potential Shareholders:
         Management apparently does not understand the importance of communicating with its shareholders on a regular basis. Management has not met with or spoken to very many of its large shareholders. Since the Notice Date, we understand that Management, possibly in fear of losing control of Vestcom, has finally started to call its large shareholders for the first time in years.

* Attract New Shareholders: In the past two years, the Company has also failed to attract any new large shareholders. Is this because they have not tried, or are they just incapable of doing so? In either case, IT IS TIME FOR A CHANGE.


          VESTCOM CONTINUOUSLY TALKS ABOUT THE BENEFITS OF ITS CHRONIC AND COSTLY CONSOLIDATIONS WITHOUT ACTUALLY ACHIEVING ANY BENEFIT

         Shareholders of Vestcom over the past two years have been repeatedly promised that the chronic and costly consolidation efforts by Vestcom's Management was going to produce operating efficiencies and profit growth. However, the result of such consolidations resulted in lower gross margins and no profits whatsoever. Set forth below, are some of the many promises made by Management that were never fulfilled.

* In February 2000, the Company said that results were beginning "to reflect the benefits of its consolidation initiatives" and that it "achieved improved operating efficiency and is well positioned for future growth and profitability. The Company's gross profit margin has improved and selling, general and administrative expense as a percentage of revenue has declined, due to increased operating efficiencies and the reduction of duplicative personnel resulting from facility integrations."

* In August 2000, Management said, "Looking ahead, our streamlining efforts and operating efficiency enhancements over the last year should allow us to achieve our goal of accelerating revenue and profit growth from the present levels."

* In May 2001, Management said that they were "focused on enhancing the efficiency of our operations through continued facility consolidations and integration."

* In August 2001, Management said that Vestcom "continued its strategy of enhancing the efficiency of our operations, which included the consolidation and integration of several facilities" and "these initiatives will provide Vestcom with long term cost savings and we will continue to analyze the appropriateness of additional consolidations."

* In November 2001, Management stated, "During the third quarter we continued taking steps to enhance the efficiency of our operations, including additional facility consolidations" and "the Company's consolidation efforts are aimed at reducing Vestcom's overall cost structure. During the remainder of the year and in 2002 we will continue to focus on further streamlining the business."

* In March 2002, Management stated, "We also made additional progress in further consolidating our operating facilities during the fourth quarter" and "we expect this streamlining of our operations to result in future operating efficiencies and cost savings."

         As a shareholder you should ask yourself "Am I better off today than I was four years ago? Three years ago? Two years ago? One year ago?" If the answer is that you are not better off, you should vote for the VIP Nominees.

              VESTCOM HAS A HISTORY OF DISAPPOINTING SHAREHOLDERS

         In January 2000, as a result of the Company's poor financial performance and alleged mismanagement, another large shareholder that is unaffiliated with VIP brought a consent solicitation to attempt to replace a majority of the Vestcom Board ("2000 Consent Solicitation"). In response, Vestcom engaged CIBC World Markets ("CIBC"), an investment bank affiliated with one of the members of the Vestcom Board, to supposedly conduct a strategic review of Vestcom's operations, direction and alternatives with the goal of "developing initiatives intended to improve profitability and to maximize shareholder value" (Vestcom Press Release February 4, 2000). In a letter to shareholders dated April 3, 2000, that shareholder announced that it had learned that "the Company and its investment advisors are discussing a substantial financial transaction or business combination with a number of parties" and therefore they have decided to withdraw their consent solicitation in order to prevent it from interfering with "the Board negotiating a transaction that would be financially rewarding to all shareholders."

         Despite shareholder hopes and the strategic review conducted by CIBC World Markets in 2000, no financial transaction was consummated and no specific action to maximize shareholder value was implemented. On August 14, 2000, the Company announced that it "has concluded that shareholder interests would be best served at this time by focusing on implementing Vestcom's growth strategy, executing its plan to more efficiently utilize its assets, and exploring additional financing opportunities" rather than undertaking other alternatives to increase shareholder value. In connection with this announcement, Brendan Keating, Vestcom's President and Chief Executive Officer, gave the following prediction: "Looking ahead, our streamlining efforts and operating efficiency enhancements over the last year should allow us to achieve our goal of accelerating revenue and profit growth from the present levels." The Company has apparently failed to achieve these objectives, as the Common Stock continued to fall from $3.38 on the date of that announcement to $1.87 on the Notice Date, revenues for 2001 were essentially flat when compared to the prior year and gross profits and income from operations were down.


             WE LACK CONFIDENCE IN THE ABILITY AND COMMITMENT OF THE
                   CURRENT BOARD TO MAXIMIZE SHAREHOLDER VALUE

         Based on the track record of the Vestcom Board, we lack confidence in the ability of the current directors to maximize shareholder value. We also question their judgement and commitment to take tangible steps to improve the performance of the Company. Based on the actions taken by the Vestcom Board in response to the 2000 Consent Solicitation, it is our belief that the Vestcom Board will attempt to stay in power at any cost to shareholders.

         On February 20, 2002, VIP notified Vestcom's Board of Directors of its decision to nominate and solicit proxies for five directors to serve on Vestcom's Board of Directors. Shortly thereafter, and we believe solely in response to our actions, the Company announced that the Vestcom Board had authorized the engagement of an investment banking firm to assist the Company in evaluating expressions of interest and to explore "potential opportunities to maximize shareholder value" (Vestcom Press Release March 4, 2002). Ten days later, the Company announced that the Vestcom Board had again retained CIBC World Market as its financial advisor (Vestcom Press Release March 14, 2002). While noting that CIBC had been engaged to again explore opportunities to maximize shareholder value, "including, but not limited to, the sale or disposition of the Company, a merger or other significant transaction," the Company warned, as it had in the past, that "there can be no assurance that a transaction will result involving Vestcom."

         Following our Notice to Vestcom and the Company's announcements of the engagement of CIBC, the price of Vestcom common stock has increased significantly, from $1.87 on the Notice Date to $_____ on May __, 2002 (the closing price on the last trading day prior to the date of this proxy statement). Obviously all shareholders, including VIP, are very happy about the substantial increase in share price of the Common Stock since the Notice Date. However, we strongly believe that without the possibility of our nominees being elected to the Board, the Board will not be compelled to follow through with its stated intention to maximize shareholder value. By electing our nominees, shareholders can insure that the process begun by the current Board will reach an honest and fair conclusion.

         VIP is very concerned that the engagement of CIBC was merely a tactic of the Vestcom Board, executed in response to our proxy contest to appease shareholders. We believe that this action is nothing more than a costly charade undertaken by the Board in order to deflect criticism of their chronic inability to improve shareholder value and to raise the hopes of shareholders in order to be re-elected. In our opinion, it would be extremely costly for the Company to undergo this process, as it did under the direction of the same directors in 2000, if the Board again "concluded" that shareholder interests would best be served by implementing Vestcom's growth strategy and no other tangible action was taken by the Company. Clearly, this conclusion was proved to be wrong and shareholders suffered as a result of it. The evaluation process that Vestcom Board undertook in 2000, only left shareholders with a lower common stock price and reduced liquidity. There is nothing to lead us shareholders to believe that the outcome this time would be any different. If this is the case, the Board's actions would be a horrible waste of the Company's money and a debilitating distraction to an already weak management.

         VIP's Nominees are committed to working to ensure that Vestcom follows through with maximizing shareholder value.


         THE VESTCOM BOARD APPEARS TO US TO BE MORE CONCERNED WITH THEIR OWN SELF INTERESTS RATHER THAN THE INTERESTS OF THE SHAREHOLDERS

         In our view, the current Board of Directors and Management appear to us to be more concerned with protecting their positions and perks rather than the interests of shareholders. Consider the following examples of how the Vestcom Board has, in our opinion, taken action to facilitate their own interests over the interests of shareholders:

* In response to the 2000 Consent Solicitation, the Vestcom Board implemented a fortress of anti-takeover defenses, including a "Poison Pill" adopted without shareholder approval and with a low, 10% trigger, advance notice provisions in Vestcom's By-laws to make it more difficult for shareholders to propose business to be considered at an annual meeting or to nominate individuals for election to the Board of Directors, and the elimination of the right of shareholders to call a special meeting.

* The Vestcom Board has also approved generous "Golden Parachute" agreements for senior management of the Company. If triggered, these agreements would cost the Company approximately $2 million.

* The Board of Directors has rewarded Management with rising salaries, bonuses and a generous car allowance during a period of poor financial performance of the Company. The Board also approved a favorable loan to Mr. Keating to buy Vestcom common stock after his weak performance had driven the common stock price down.

                    AS A LARGE SHAREHOLDER OF VESTCOM, WE ARE
            COMMITTED TO MAXIMIZING VALUE FOR ALL OF ITS SHAREHOLDERS

         VIP is a large shareholder of the Company, owning more Common Stock than any other director on the Vestcom Board, except for one. As such, our interests are aligned with yours. We are not interested in the positions and perks of directorship; rather we want to maximize the value of Vestcom's common stock for the benefit of all shareholders. Our nominees are committed to:

* Ensuring that the Company undergo a thorough and comprehensive strategic review of opportunities to maximize shareholder value. We will ensure that a genuine process is carried out by the Board and that prudent decisions are made - no fire sales or reactionary decisions will be taken by the Company.

* If Vestcom remains a public company, it will immediately begin to act like one. Our Nominees will immediately implement quarterly conference calls, begin regular communication with existing and potential shareholders, issue press releases for noteworthy accomplishments and conduct "road shows" to attract new institutional and retail shareholders. These actions will increase and diversify the shareholder base and improve the liquidity of the Common Stock.

* Ensure that the Company undertakes a line-by-line review of opportunities to cut costs and reduce overhead.

*        Seek to attract new management talent.

         Notwithstanding the Company's March 14th announcement that it had hired CIBC to assist it in evaluating expressions of interest in acquiring the Company and to explore other potential opportunities to maximize shareholder value, VIP believes that no such actions will take place. What realistic expectation is there that the Vestcom Board is sufficiently committed to realizing the Company's underlying value when, in our opinion, it has completely failed to do so over the last four years?

         Our interests are clearly aligned with yours. We want to maximize value for all Vestcom shareholders. We seek the opportunity for our nominees to participate constructively as directors, and particularly with respect to maximizing value for all shareholders. Our concern is to safeguard shareholder interests and help ensure that if a sale takes place, that it is executed in an efficient and timely manner for the best price. In our view, the performance of the current Board and its continued maintenance of a wide variety of anti-takeover devices have not served the interests of the shareholders and raise serious question as to whether the incumbent directors can provide the best solution to the Company's problems. Their record speaks for itself.

Form an Executive Committee to Review Existing Management

         VIP's present intention and goal is to retain most, if not all, of Management. However, VIP believes that Vestcom's management has made a number of bad decisions, which VIP considers to have turned out less than beneficial to the Company and its shareholders. These include excessive spending on capital expenditures, ineffective strategies and either an inability or lack of desire to communicate with present and potential shareholders. VIP's Nominees intend to set reasonable short and long term goals for each member of Management and hold each person individually accountable to meet or exceed his or her goals. If such goals are not achieved, appropriate action will be taken by VIP's Nominees.

               QUESTIONS AND ANSWERS ABOUT THIS PROXY SOLICITATION


Q:       WHO IS SOLICITING YOUR PROXY?


A: We are V Investment Partners LLC ("VIP"), a Delaware limited liability company. As of the date of this proxy statement, we beneficially own 242,501 shares of Vestcom common stock, representing approximately 2.7% of the outstanding shares. For more information on the participants in our proxy solicitation, please see "Election of Directors" on page 13 and "Certain Information Concerning the Participants" on page 18.

Q:       WHO ARE VIP's NOMINEES?

A: Our nominees are Timothy Brog, John Latta, Michael Singer, Mark Shapiro and Jeffrey Hammer, each of whom is a very sophisticated and experienced businessman, please see "Election of Directors" for the background of each nominee. If elected to the Vestcom Board, each VIP Nominee would act in accordance with his or her fiduciary duties to Vestcom shareholders with respect to any action that he or she takes as a director. We have no reason to believe that any of our nominees will be disqualified or unable or unwilling to serve if elected. However, if any of our nominees are unable to serve or for good cause will not serve, proxies may be voted for another person nominated by VIP to fill the vacancy.

Q:       WHO CAN VOTE AT THE 2002 ANNUAL MEETING?


A: If you owned Vestcom shares on ___________ (the "Record Date"), you have the right to vote at the 2002 Annual Meeting. As of the close of business on the Record Date, we believe that there were _____________ shares of common stock of Vestcom issued and outstanding and entitled to vote. Shareholders have one vote for each share of Common Stock they own with respect to all matters to be considered at the 2002 Annual Meeting.


Q:       WHAT SHOULD YOU DO TO VOTE?

A: Sign, date and return the enclosed WHITE proxy card TODAY in the envelope provided. For more information on how to vote your shares, please see "Voting Procedures" on page 16.

Q:       WHO DO YOU CALL IF YOU HAVE QUESTIONS ABOUT THE SOLICITATION?

A: Please call Edward McCarthy at D.F. King & Co., Inc., toll free at [ ] or Timothy Brog at VIP, (212)557-6143.

                                    IMPORTANT

         Please review this document and the enclosed materials carefully. YOUR VOTE IS VERY IMPORTANT, no matter how many or how few shares you own.

1. If your shares are registered in your own name, please sign, date and mail the enclosed WHITE proxy card to D.F. King & Co., Inc. ("D.F. King"), in the postage-paid envelope provided today.

2. If you have previously signed and returned a [BLUE] proxy card to Vestcom, you have every right to change your vote. Only your latest dated card will count. You may revoke any [BLUE] proxy card already sent to Vestcom by signing, dating and mailing the enclosed WHITE proxy card in the postage-paid envelope provided. Any proxy may be revoked at any time prior to the 2002 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2002 Annual Meeting to D.F. King, or by voting in person at the 2002 Annual Meeting.

3. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE proxy card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE proxy card in the postage-paid envelope provided, and to ensure that your shares are voted, you should also contact the person responsible for your account and give instructions for a WHITE proxy card to be issued representing your shares.

4. After signing the enclosed WHITE proxy card, do not sign or return the [BLUE] proxy card unless you intend to change your vote, because only your latest dated proxy card will be counted.


         If you have any questions about giving your proxy or require assistance, please call


                              D.F. King & Co., Inc.
                                 77 Water Street
                               New York, NY 10005

                         Call Toll-Free: l-800-xxx-xxxx
            Banks and Brokerage Firms Call Toll-Free: 1-800-xxx-xxxx

                              ELECTION OF DIRECTORS

         We are soliciting your proxy for the election of VIP's Nominees as directors of the Company to serve until the 2003 Annual Meeting of Shareholders and until their successors are duly elected and qualified.

         In accordance with Vestcom's Restated Certificate of Incorporation and By-laws and the New Jersey Business Corporation Act, Vestcom's Board of Directors is to consist of not less than one and not more than 21 Directors, the exact number to be specified by the Board. Based on information contained in reports filed by the Company with the Securities and Exchange Commission, seven directors currently serve on the Vestcom Board. If any additional directorships are to be voted upon at the 2002 Annual Meeting, we reserve the right to nominate additional persons to fill such positions. We do not expect that the VIP Nominees will be unable to stand for election but, in the event that any VIP Nominee is unable to do so, shares represented by WHITE proxy cards will be voted for the other VIP Nominees. In addition, VIP reserves the right to nominate substitute or additional persons if the Company makes or announces any changes to its By-laws or takes or announces any other action that has, or if consummated would have, the effect of disqualifying any of the VIP Nominees.

         Our nominees, if elected, will constitute a majority of the Board. If the VIP Nominees are elected and take office as directors they intend to discharge their duties as directors of the Company in compliance with all applicable legal requirements, including the general fiduciary obligations imposed upon corporate directors.

VIP Nominees

         The information below sets forth the names, ages (as of March 21, 2002), principal occupation and directorships of each of our nominees:

                                            Present Principal Occupation
Name                       Age              and Five Year Employment History
----                       ---              --------------------------------


Timothy E. Brog            38               Mr. Brog has been a Managing  Director of The Edward  Andrews  Group  Inc.,  a boutique investment bank, specializing in  the Printing,  Direct Mail, Computer  Services,
                                            Lettershop, Fulfillment, Imaging and Archival Storage  industries, since 1996. From 1989 to 1995, Mr. Brog was a corporate finance and mergers and acquisition  associate of  the law firm Skadden,  Arps,  Slate, Meagher & Flom LLP. Mr. Brog received a Juris Doctorate from Fordham University School of Law in 1989 and a BA from Tufts University in 1986.

John S. Latta              63               Mr. Latta has been the  President  of BRC Company, a  management consulting  firm, since
                                            2001. Mr. Latta  was  Vice President  of  Presort  Services  from  2000 to 2001 and Vice
                                            President of  Commercial Mail Systems from 1995 to 2001 for Siemens  ElectroCom  L.P. At these positions at Siemens, Mr. Latta, among other things, was responsible for analyzing a nationwide distributive  print or hybrid mail strategy.  Mr. Latta  received a Masters
                                            Degree in  Electrical Engineering  from Texas Technological  University in 1962 and a BS from Texas A&M University in 1960.


Michael Singer             39               Mr. Singer is Founder and has been the  President of Leapfrog Holdings, a private equity investment firm,  and Leapfrog  Technology  Solutions, a technology advisory and service organization, since 2000. From 1999 to 2000,  Mr. Singer was  President and from 1997 to
                                            1999 Executive Vice President and Chief Operating Officer of MAVRICC Management Systems,
                                            a wholly owned subsidiary of FYI,  Inc., a market leader in business process outsourcing solutions to manage document and information  needs. From 1987 to 1996, Mr. Singer was a
                                            Partner  at  Arthur  Schmidt  &  Associates,  a  management consulting firm.  Mr. Singer received a MBA from Columbia  Business School in 1988 and a BS from The  Wharton School,
                                            University of Pennsylvania in 1984.

Mark Shapiro               40               Mr.  Shapiro is a  Co-Founder  and has been an  officer  of Wardenclyffe, manager of the
                                            Wardenclyffe  Micro-Cap  Fund,  L.P.  since  1996.  From 1991 to 1996, he was a Managing
                                            Director of CR Management Associates, Inc., a venture capital firm. Mr. Shapiro received a BA from Vassar College in 1982.  Mr. Shapiro is a director of Intervisual Books Inc.

Jeffrey A. Hammer          39               Mr. Hammer is  Co-Founder of BDirect  Capital,  Inc. and has been a Managing  Director since 1999. From 1997 to 1999,  Mr.  Hammer was a  principal and Chief Executive Officer in  Gotham  Investment  Group, an investment  management firm  sponsored by  Nomura
                                            Securities.  From 1995 to 1997,  Mr. Hammer was a  principal and Chief Operating Officer in  Commonwealth Property Investors,  an investment  management firm sponsored by AEW
                                            Capital Management and the AT&T  Master  Pension  Trust.  From 1992 to 1993,  Mr. Hammer
                                            was the Chief  Operating Officer  of SEC  On-Line,  an early and leading online provider of SEC filed  corporate financial  information.  Earlier  in  his career,  Mr. Hammer held  investment banking positions  at Morgan Stanley & Co. Inc. in New York and Goldman
                                            Sachs & Co. in New York and  London.  Mr. Hammer  received a MBA from Harvard University in 1990 and a BA from Princeton University  in 1985. Mr. Hammer is a director of BDirect
                                            Capital,  Inc. and BDirect's  wholly-owned  subsidiary,  Access Investment Advisers,  a registered  investment company under the Investment Company Act of 1940.

         Each of VIP's Nominees has consented to serve as a director until the expiration of his or her respective term and until such nominee's successor has been elected and qualified or until the earlier resignation or removal of such nominee. We have no reason to believe that any of the nominees named above will be disqualified or unable or unwilling to serve if elected. However, if any of the nominees are unable to serve or for good cause will not serve, proxies may be voted for another person nominated by VIP to fill the vacancy.

         The VIP Nominees understand that, if elected as directors of Vestcom, each of them will have an obligation under New Jersey law to discharge his or her duties as a director in good faith, consistent with his or her fiduciary duties to Vestcom and its shareholders.

                       WE STRONGLY RECOMMEND THAT YOU VOTE
                       "FOR" THE ELECTION OF OUR NOMINEES

                         OTHER MATTERS TO BE CONSIDERED
                           AT THE 2002 ANNUAL MEETING

Ratification of Appointment of Independent Auditors

         As set forth in Vestcom's proxy statement, at the 2002 Annual Meeting, Vestcom shareholders will be asked to ratify the appointment by Vestcom's Board of Arthur Andersen LLP as Vestcom's independent auditors for the year 2002. We are not making any recommendation on this proposal.

Other Proposals

         Except as set forth above, we are not aware of any proposals to be brought before the 2002 Annual Meeting. However, we intend to bring before the 2002 Annual Meeting such business as may be appropriate, including without limitation nominating additional persons for directorships, or making other proposals as may be appropriate to address any action of Vestcom's Board not publicly disclosed prior to the date of this proxy statement. Should other proposals be brought before the 2002 Annual Meeting, the persons named as proxies in the enclosed WHITE proxy card will vote on such matters in their discretion.


                                VOTING PROCEDURES

         In order to ensure that your views on the proposals are heard by Vestcom and your vote represented at the 2002 Annual Meeting, we urge you to sign and date the enclosed WHITE proxy card and return it to D.F. King, in the enclosed postage paid envelope TODAY. Execution of the WHITE proxy card will not affect your right to attend the 2002 Annual Meeting and to vote in person.

         You are eligible to execute a WHITE proxy only if you owned the Common Stock on the Record Date. Vestcom's Board has set ___________ as the Record Date for determining those shareholders who will be entitled to notice of and to vote at the 2002 Annual Meeting. You will retain the right to execute a proxy card in connection with this proxy solicitation even if you sell your shares after the Record Date. Accordingly, it is important that you vote the shares held by you on the Record Date, or grant a proxy to vote such shares on the WHITE proxy card, even if you sell such shares after the Record Date.

         As of the close of business on the Record Date, we believe that there were _______ shares of common stock of Vestcom issued and outstanding and entitled to vote. Shareholders will have one vote for each share of Common Stock they own with respect to all matters to be considered at the 2002 Annual Meeting.

         In order for your views on the above-described proposals to be represented at the 2002 Annual Meeting, please sign and date the enclosed WHITE proxy card and return it to D.F. King in the enclosed prepaid envelope TODAY. Execution of the WHITE proxy card will not affect your right to attend the 2002 Annual Meeting and to vote in person. Any proxy may be revoked at any time prior to the 2002 Annual Meeting by delivering a written notice of revocation or a later dated proxy for the 2002 Annual Meeting to D.F. King, or by voting in person at the 2002 Annual Meeting. Only your latest dated proxy will count.

         Unless otherwise indicated, the WHITE proxy authorizes the persons named in the proxy to vote, and such persons will vote, properly executed and duly returned proxies FOR the VIP Nominees. If no marking is made on your WHITE proxy with respect to the ratification of the appointment of Vestcom' independent auditors, you will be deemed to have given a direction to abstain from voting on such matter.

                                  VOTE REQUIRED

         Based on currently available public information, a quorum will exist at the 2002 Annual Meeting if holders of not less than a majority of the shares of Vestcom common stock outstanding and entitled to vote at the 2002 Annual Meeting are present in person or by proxy.

         Vestcom's By-laws require that in order to be elected, nominees for director must receive the affirmative vote of a plurality of those shares voted.


                         WE STRONGLY RECOMMEND THAT YOU
                     VOTE "FOR" THE ELECTION OF OUR NOMINEES


                            METHOD OF COUNTING VOTES

         The holders of not less than a majority of the number of shares of Vestcom common stock outstanding and entitled to vote at the 2002 Annual Meeting must be represented in person or by proxy in order to constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included for purposes of determining whether a quorum exists. Broker non-votes occur when brokers do not receive voting instructions from their customers on non-routine matters and consequently have no discretion to vote on those matters. If your Vestcom shares are held in the name of a brokerage firm, bank nominee or other institution, you should contact the person responsible for your account and give instructions for a proxy card to be issued so that your shares will be represented at the 2002 Annual Meeting.

         After a quorum is determined to exist at the 2002 Annual Meeting, abstentions and broker non-votes will have no effect on the outcome of the election of directors.


                             ADDITIONAL INFORMATION

         The principal executive offices of Vestcom International, Inc. are located at 5 Henderson Drive, West Caldwell, New Jersey 07006. Except as otherwise noted herein, the information concerning Vestcom has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although we do not have any knowledge that would indicate that any statement contained herein based upon such documents and records is untrue, we do not take any responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by Vestcom to disclose events that may affect the significance or accuracy of such information.

         The principal executive offices of VIP are at 370 Lexington Avenue, New York, New York 10017. VIP is a Delaware Limited Liability Company whose sole purpose is to invest in Vestcom International, Inc.

                          PROXY SOLICITATION; EXPENSES

         Executed proxies may be solicited in person, by mail, advertisement, telephone, telecopier, telegraph or similar means. Solicitation may be made by the nominees of VIP, employees of VIP and their affiliates, none of whom will receive additional compensation for such solicitation. Proxies will be solicited from individuals, brokers, banks, bank nominees and other institutional holders. We have requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the shares they hold of record. We will reimburse these record holders for their reasonable out-of-pocket expenses.

         In addition, VIP has retained D.F. King to solicit proxies on our behalf in connection with the 2002 Annual Meeting. D.F. King will employ approximately 12 people in its efforts. We have agreed to reimburse D.F. King for its reasonable expenses and to pay to D.F. King a fee up to $50,000.

         The entire expense of our proxy solicitation is being borne by VIP. In the event that our nominees are elected to Vestcom Board, we will seek reimbursement of such expenses from Vestcom and will not submit such reimbursement to a vote of shareholders. In addition to the engagement of D.F. King described above, costs related to the solicitation of proxies include expenditures for printing, postage, legal and related expenses and are expected to be approximately $ _______. Total payment of costs to date in furtherance of our proxy solicitation is approximately $_______.


                 CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

         VIP and our nominees for directorships at the 2002 Annual Meeting may be deemed to be "participants" (as defined in instruction 3 to Item 4 of Rule 14a-10l of the Exchange Act) in this proxy solicitation. Information relating to the beneficial ownership of common stock of Vestcom by the participants in this solicitation and certain other information relating to the participants is set forth below and Annex A attached hereto. None of the participants in this solicitation are party to any commercial dealings with Vestcom or its subsidiaries required to be discussed pursuant to Schedule 14A promulgated under the Exchange Act, which governs the disclosure contained in this proxy statement.

         The share ownership of VIP and each of the persons listed below is as of March 1, 2002.

                                            Number of Shares          Percent
Name and Business Address                  Beneficially Owned         of Class
-------------------------                  ------------------         --------

V Investment Partners LLC 1                     242,501 2               2.7%
370 Lexington Avenue
New York, New York 10017

Timothy E. Brog 1                               242,501 2               2.7%
The Edward Andrews Group Inc.
370 Lexington Avenue
New York, New York 10017

John S. Latta                                         0                   *
BRC Company
12610 E. Sandy Creek Road
Coleman, Oklahoma 73432

Michael Singer                                        0                   *
Leapfrog Holdings
4984 Champlain Circle
West Bloomfield, Michigan 48323

Mark Shapiro                                     16,500 3                 *
Wardenclyffe Inc.
370 Lexington Avenue
New York, New York 10017

Jeffrey A. Hammer                                     0                   *
BDirect Capital, Inc.
Ten Post Office Square
Boston, Massachusetts 02109

*   Less than one percent


                     CERTAIN INTERESTS IN THE PROPOSALS AND

-------------------
      1 Mr. Brog is the sole Manager of VIP and has the sole power to vote, direct the voting of, dispose of and direct the disposition of VIP Shares.
      2 Includes 69,101 shares of Common Stock held by Mr. Brog and 173,400 shares of Common Stock beneficially held by VIP.
      3 Includes 16,500 shares of Common Stock ("Wardenclyffe Shares") held by Wardenclyffe Micro-Cap Fund, L.P. ("Fund"). Mr. Shapiro is an officer of the General Partner of the Fund and has the joint power to vote, direct the voting of, dispose of and direct the disposition of the Wardenclyffe Shares.

                      WITH RESPECT TO SECURITIES OF VESTCOM

         To the knowledge of VIP, there are no contracts, arrangements, understandings or relationships (legal or otherwise) among VIP or its associates with respect to any securities of Vestcom.


                              SECURITY OWNERSHIP OF
                       DIRECTORS AND MANAGEMENT OF VESTCOM

         The following table presents, except as otherwise described herein, as of March 1, 2001, based solely on information contained in Vestcom's 2001 proxy statement, the Common Stock beneficially owned by (i) each current director;
(ii) each Named Officer (as defined therein) of the Company; and (iii) all current executive officers, directors and nominees for director of the Company as a group. Unless otherwise indicated, each of the named shareholders possesses sole voting and investment power with respect to the shares beneficially owned. Shares covered by stock options are included in the footnotes below to the extent that they are exercisable by May 1, 2001.




                                         Number of Shares             Percent
Name                                     Beneficially Owned           of Class
----                                     ------------------           --------
Joel Cartun                                 1,537,498 (1)               17.0%
Brendan Keating                               27,500  (2)                  *
Stephen R. Bova                              170,600  (3)                1.9%
Leonard J. Fassler                             2,500  (4)                  *
Robert J. Levenson                             9,500  (5)                  *
David M. Walke                                  ----                       *
Richard D. White                              42,557  (6)                  *
Michael D. Helfand                            10,000  (7)                  *
Sheryl B. Cilenti                              6,000  (8)                  *
David Adler                                   11,000  (9)                  *
All current executive officers and
directors as a group (10 persons)          1,798,155  (10)               19.6%


*        Less than one percent.

(1) Includes 200,000 shares held by trusts for the benefit of Mr. Cartun's children. As trustee of such trusts, Mr. Cartun's wife has the right to vote and dispose of such shares.
(2)      Excludes 66,250 shares issuable upon the exercise of stock options.
(3)      Excludes 20,000 shares issuable upon the exercise of stock options.
(4) Excludes 1,000 shares held by Mr. Fassler's wife. Mr. Fassler disclaims beneficial ownership of such shares. Also Excludes 20,000 shares issuable upon the exercise of stock options.
(5)      Excludes 15,000 shares issuable upon the exercise of stock options.
(6) Includes 4,261 shares held in the aggregate by CIBC World Markets. Mr. White is a Managing Director of CIBC Capital Partners, an affiliate of CIBC World Markets. Mr. White disclaims beneficial ownership of these 4,261 shares. Also Excludes 20,000 shares issuable upon the exercise of stock options. Pursuant to Mr. White's employment arrangement with CIBC, any economic benefit derived from these options must be contributed by him to CIBC.
(7)      Excludes 10,000 shares issuable upon the exercise of stock options.
(8)      Excludes 19,650 shares issuable upon the exercise of stock options.
(9)      Excludes 4,550 shares issuable upon the exercise of stock options.
(10) Excludes an aggregate of 195,450 shares issuable upon the exercise of stock options.

                        PRINCIPAL SHAREHOLDERS OF VESTCOM

         The following table presents, except as otherwise described herein, as of April 6, 2001, based solely on information contained in Vestcom's 2001 proxy statement, the only shareholders known by the Company to beneficially own more than 5% of the outstanding Common Stock are (i) Joel Cartun, (ii) Brookside Capital Partners Fund, L.P. ("Brookside"), (iii) Gary J. Marcello, (iv) Dimensional Fund Advisors Inc. ("Dimensional"), and (v) R-Squared Limited, TimeTrust, Inc. and Harish K. Chopra (the "Chopra Group"). For information concerning the holdings of Mr. Cartun, see "Security Ownership of Directors and Management of Vestcom."



                                             Number of Shares         Percent
Name                                         Beneficially Owned       of Class
----                                         ------------------       --------

Brookside Capital Partners Fund, L.P.         1,150,700(A)            12.71%
Two Copley Place
Boston, Massachusetts 02116

Gary J. Marcello                                875,890(B)             9.67%
1 Spruce Street
Dover, New Jersey 07801

Dimensional Fund Advisors Inc.                  729,300(C)             8.05%
1299 Ocean Avenue, 11th Floor
Santa Monica, California 90401

Harish K. Chopra                                724,601(D)             8.00%
TimeTrust, Inc.
1455 Frazee Road, Suite 420
San Diego, California 92108
________________
(A) Brookside has indicated in its filing with the SEC that it has the sole power to vote and dispose of these shares.
(B) Includes 341,338 shares with respect to which Mr. Marcello has sole voting and sole dispositive power and 534,552 shares with respect to which Mr. Marcello shares voting and dispositive power.
(C) Dimensional has indicated in its filing with the SEC that it has the sole power to vote and dispose of these shares.
(D) TimeTrust, Inc. has the sole voting power and the sole dispositive power with respect to 99,100 shares of Common Stock. Harish K. Chopra has the sole voting power and the sole dispositive power with respect to 625,501 shares of Common Stock. Mr. Chopra is the President of TimeTrust, Inc. The applicable SEC filing states that by virtue of its position as a 85.7% shareholder of TimeTrust, Inc., R-Squared Limited may be deemed to be an indirect beneficial owner of the 99,100 shares held by TimeTrust, Inc. R-Squared Limited's address is P.O. Box 1586 GT, Cardinal Avenue, George Town, Grand Cayman, British West Indies.

               SHAREHOLDERS' PROPOSALS IN VESTCOM PROXY STATEMENT

         If a shareholder intends to present a proposal at the 2003 Annual Meeting of Shareholders, the proposal must be received by the Company in writing no later than December ____, 2002 in order for such proposal to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's meeting, and by January _____, 2003 in order for the proposal to be considered at next year's Annual Meeting (but not included in the proxy statement for such meeting).

         Proposals should be addressed to the Corporate Secretary, Vestcom International, Inc., 5 Henderson Drive, West Caldwell, New Jersey 07006.

WE URGE YOU TO SIGN, DATE AND RETURN THE WHITE PROXY CARD IN FAVOR OF THE ELECTION OF OUR NOMINEES DESCRIBED IN THIS PROXY STATEMENT.


Dated:   May _____, 2002


                                                Sincerely,

                                                Your Fellow Shareholder:

                                                V Investment Partners LLC

                                     PROXY

                           VESTCOM INTERNATIONAL, INC.

                    Proxy Solicited on Behalf of V Investment
               Partners LLC and the other participants identified
                in the Proxy Statement furnished herewith ("VIP")
   for the 2002 Annual Meeting of Shareholders, June ___, 2002 at ________A.M.

         The undersigned shareholder of Vestcom International, Inc. ("Vestcom") hereby appoints Timothy Brog and Mark Shapiro and each of them, as attorneys and proxies, each with power of substitution and revocation, to represent the undersigned at the Annual Meeting of Shareholders of Vestcom International, Inc. to be held at ______________ on June ____, 2002 at ____ A.M, local time, and at any adjournment or postponement thereof, with authority to vote all shares held or owned by the undersigned in accordance with the directions indicated herein.

         Receipt of the Proxy Statement furnished herewith is hereby acknowledged.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. ON MATTERS FOR WHICH YOU DO NOT SPECIFY A CHOICE, YOUR SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF VIP. YOU MAY APPROVE OR VOTE SEPARATELY ON ANY OR ALL OF THE PROPOSALS.



                (continued and to be signed on the reverse side)

             VIP RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED BELOW.

ELECTION OF DIRECTORS


FOR all nominees listed on the right     WITHHOLD AUTHORITY to vote for all    NOMINEES: Timothy Brog, John Latta,
(except as marked to the contrary).      nominees listed to the right.         Michael Singer, Mark Shapiro and
                                                                               Jeffrey Hammer
                                                                               (Instructions: To withhold
(  )                                     (  )                                  authority to vote for any
                                                                               individual nominee, write that
                                                                               nominee's name in the space
                                                                               provided below.)
                                                                               __________________________


                           VIP MAKES NO RECOMMENDATION
                          ON THE FOLLOWING MATTER TO BE
                       VOTED ON AT THE 2002 ANNUAL MEETING


CAPTION>
                                                              FOR               AGAINST            ABSTAIN

RATIFICATION OF INDEPENDENT AUDITORS                          (  )               (  )                (  )


                      VIP RECOMMENDS A VOTE "FOR" GRANTING
                THE PROXIES DISCRETION TO VOTE ON OTHER BUSINESS.


                                                              FOR               AGAINST             ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE                          (  )               (  )                 (  )
AUTHORIZED TO VOTE UPON SUCH OTHER
BUSINESS AS MAY PROPERLY BE PRESENTED
BEFORE THE 2002 ANNUAL MEETING OR ANY
ADJOURNMENT OR POSTPONEMENT THEREOF.


P                                         Dated:   _____________________________


R                                           ___________________________________
                                                         (Signature)

O                                           ___________________________________
                                                  (Signature if held jointly)

X                                           ___________________________________
                                            Title:
y

                                           Please sign exactly as name appears
                                           hereon.  When shares are held by
                                           joint.  tenants,  both should sign.
                                           When  signing as attorney,  executor,
                                           administrator,  trustee, or guardian,
                                           please give full title as such. If a
                                           corporation,  please sign in full
                                           corporate  name by president or other
                                           authorized officer. If a partnership,
                                           please sign in partnership name by
                                           authorized  person. The signer hereby
                                           revokes  all proxies heretofore given
                                           by the signer  to  vote  at the  2002
                                           Annual  Meeting  of  Vestcom
                                           International,  Inc.  and any
                                           adjournment or postponement thereof.

ANNEX A


         No VIP Nominee is involved in any material pending legal proceedings with respect to the Company.

         There is no arrangement or understanding between any VIP Nominee and any other person pursuant to which he was or is to be selected as a VIP Nominee or director. None of the VIP Nominees currently holds any position or office with the Company or has ever served previously as a director of the Company.

         Since the beginning of the Company's last fiscal year, none of the VIP Nominees or any member of their immediate families had any material interest in any transaction, or has any material interest in a proposed transaction, to which the Company or any subsidiary of the Company was or is to be a party. None of the VIP Nominees or any member of their immediate families has been indebted to the Company or any of its subsidiaries at any time since the beginning of the Company's last fiscal year. No VIP Nominee has received any compensation from the Company.

         To the best of the knowledge of the participants and their associates, none has been, within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profits, division of losses or profits, or the giving or withholding of proxies.

         None of the participants and none of their associates has any arrangement or understanding with any person with respect to (i) any future employment with the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates may be a party.

         No family relationships exist among the VIP Nominees or between any Company director or executive officer and any of the VIP Nominees.

         VIP reserves the right to retain one or more financial advisors and proxy solicitors, who may be considered participants in a solicitation under Regulation 14A of the Exchange Act.

         The following is a summary of all transactions in Company common stock by the Participants over the last two years.

         Transactions in the Company's common stock by Timothy E. Brog:

DATE OF TRANSACTION                 NATURE OF TRANSACTION      NUMBER OF SHARES

     10/19/00                               Buy                    3,000
     10/23/00                               Buy                    2,000
     11/16/00                               Buy                       18
      12/5/00                               Buy                    2,982
      12/8/00                               Buy                    1,866
     12/14/00                               Buy                    2,134
     12/15/00                               Buy                    1,200
     12/20/00                               Buy                    6,200
     12/21/00                               Buy                    5,000
     12/26/00                               Buy                    4,950
     12/27/00                               Buy                   10,000
     12/28/00                               Buy                    3,600
       1/8/01                               Buy                      500
      1/11/01                               Buy                    1,450
      1/12/01                               Buy                    1,400
      1/17/01                               Buy                    2,000
      1/18/01                               Buy                    3,700
      1/29/01                               Buy                    2,100
      1/30/01                               Buy                    7,000
      1/31/01                               Buy                    1,000
       2/1/01                               Buy                    2,000
       2/2/01                               Buy                      500
       2/5/01                               Buy                      100
       2/7/01                               Buy                    2,700
      2/28/01                               Buy                    1,000
      5/24/01                               Buy                    1,000
      7/17/01                               Buy                   13,400
      7/20/01                               Buy                      900
      8/21/01                               Buy                      100
      8/23/01                               Buy                      100
     10/26/00                              Sell                    4,300
     10/30/00                              Sell                      400
     10/31/00                              Sell                      300
      1/29/01                              Sell                      100
      2/20/01                              Sell                    1,000
      2/28/01                              Sell                    1,000
      3/14/01                              Sell                    1,200
      5/21/01                              Sell                      100
      5/22/01                              Sell                    1,000
      5/24/01                              Sell                    1,000
      6/12/01                              Sell                    1,600
      6/14/01                              Sell                    2,100
      6/25/01                              Sell                      300
      6/27/01                              Sell                      100
      7/19/01                              Sell                    5,200
      7/23/01                              Sell                    2,000
      7/24/01                              Sell                      600
      7/25/01                              Sell                    1,400

      7/27/01                              Sell                      600
      7/30/01                              Sell                    2,900
       8/7/01                              Sell                    2,600
       8/8/01                              Sell                      700
      8/13/01                              Sell                      200
      8/14/01                              Sell                      500
      8/16/01                              Sell                    1,000
      8/22/01                              Sell                      800
      8/23/01                              Sell                      500
      8/24/01                              Sell                    7,900
     12/26/01                              Sell                    1,600
     12/31/01                              Sell                      200
       1/7/02                              Sell                      500

      2/24/00                               Buy                      976
       3/1/00                               Buy                      800
       3/7/00                               Buy                      900
      4/14/00                               Buy                    1,900
      6/22/00                               Buy                      100
       7/5/00                               Buy                    1,000
       8/3/00                               Buy                    1,500
      9/18/00                               Buy                    4,500
      9/22/00                               Buy                    2,100
     10/16/00                               Buy                      600
     10/18/00                               Buy                    1,900
     10/19/00                               Buy                      101
     10/26/00                               Buy                    7,500
     12/28/00                               Buy                    1,000
       1/8/01                               Buy                      600
      3/14/01                               Buy                    1,200
      2/18/00                              Sell                      500
       3/1/00                              Sell                      776
       3/8/00                              Sell                      900
       5/1/00                              Sell                    1,000
      11/7/00                              Sell                      100


Transactions in the Company's common stock by VIP:

       2/9/01                               Buy                    2,000
      2/13/01                               Buy                    1,100
      2/15/01                               Buy                    2,200
      2/16/01                               Buy                    3,000
      2/21/01                               Buy                    1,000
      2/23/01                               Buy                    4,200
      2/26/01                               Buy                    3,050
      2/27/01                               Buy                    5,000
      2/28/01                               Buy                    4,500
       3/1/01                               Buy                    1,000
       3/2/01                               Buy                      100
       3/7/01                               Buy                      650
       3/9/01                               Buy                    1,700
      3/12/01                               Buy                    4,100
      3/13/01                               Buy                  100,000
      3/14/01                               Buy                    2,500
      3/16/01                               Buy                      900
      3/19/01                               Buy                    7,400

      3/20/01                               Buy                    2,600
      3/26/01                               Buy                    2,200
      3/27/01                               Buy                      100
      3/29/01                               Buy                      100
       4/2/01                               Buy                    7,600
       4/3/01                               Buy                    5,000
       4/4/01                               Buy                      100
       4/9/01                               Buy                    3,000
      4/11/01                               Buy                    1,500
      4/12/01                               Buy                    2,600
      4/16/01                               Buy                    3,500
      4/26/01                               Buy                    2,000
      4/27/01                               Buy                      600
       5/3/01                               Buy                    2,700
       5/9/01                               Buy                    3,000
      5/11/01                               Buy                    4,500
      5/14/01                               Buy                    1,400
      5/29/01                               Buy                      100
      5/31/01                               Buy                    3,100
      6/12/01                               Buy                      100
      6/25/01                               Buy                    2,400
      7/12/01                               Buy                    2,000
      7/17/01                               Buy                   12,500
      8/28/01                               Buy                    6,000
      10/4/01                               Buy                    5,000
     10/30/01                               Buy                    3,100
      11/8/01                               Buy                    5,000
      11/9/01                               Buy                    1,500
     11/13/01                               Buy                      600
     11/15/01                               Buy                    2,100
     11/20/01                               Buy                   18,099
     11/21/01                               Buy                      100
     11/26/01                               Buy                   10,000
     12/20/01                               Buy                      100
     12/31/01                               Buy                      300
      1/23/02                               Buy                    2,400
       2/4/02                               Buy                    6,200
       2/5/02                               Buy                      200
      2/13/02                               Buy                    6,000
      4/16/01                              Sell                    3,000
      5/17/01                              Sell                    2,000
      5/21/01                              Sell                    7,400
      5/22/01                              Sell                    1,500
      5/25/01                              Sell                    1,200
      5/31/01                              Sell                    1,000
       6/1/01                              Sell                    4,100
      7/17/01                              Sell                    2,500
      7/25/01                              Sell                    2,400
       8/7/01                              Sell                    2,000
      8/10/01                              Sell                      100
      8/13/01                              Sell                    5,900
      8/14/01                              Sell                    4,000
      8/28/01                              Sell                    4,000
      8/31/01                              Sell                      700
       9/4/01                              Sell                    5,000
      9/20/01                              Sell                      100

      9/28/01                              Sell                    7,100
      10/1/01                              Sell                      499
      10/2/01                              Sell                      100
      10/3/01                              Sell                      100
     10/12/01                              Sell                      100
     10/15/01                              Sell                      100
     10/16/01                              Sell                      100
     10/17/01                              Sell                      100
     10/19/01                              Sell                      200
     10/30/01                              Sell                      200
     10/31/01                              Sell                    6,900
      11/8/01                              Sell                      100
     11/30/01                              Sell                      500
     12/14/01                              Sell                    1,200
     12/17/01                              Sell                   17,400
     12/18/01                              Sell                    7,000
     12/19/01                              Sell                    1,000
     12/20/01                              Sell                    8,100
     12/26/01                              Sell                      100
     12/27/01                              Sell                      300
     12/31/01                              Sell                    2,300


           Transactions in the Company's common stock by Wardenclyffe Micro-Cap Fund, L.P. and other Accounts managed by Wardenclyffe Group Inc.:

     12/27/00                               Buy                      200
     12/28/00                               Buy                    9,100
     12/29/00                               Buy                    3,000
       1/2/01                               Buy                      100
       1/3/01                               Buy                    1,000
       1/4/01                               Buy                      200
      1/10/01                               Buy                    1,000
      1/11/01                               Buy                    2,000
      2/23/01                               Buy                    3,600
      5/18/01                               Buy                    1,300
      5/18/01                              Sell                    1,200
      5/21/01                               Buy                      500
      5/24/01                               Buy                      700
      5/24/01                              Sell                    1,200
      5/25/01                               Buy                      200
      5/25/01                              Sell                    2,000
      5/31/01                               Buy                      100
      5/31/01                              Sell                      100
      7/17/01                               Buy                      200
      8/16/01                               Buy                      500
      8/16/01                              Sell                      800
      8/31/01                               Buy                      100
       9/4/01                              Sell                      200
     10/19/01                               Buy                      500
      11/6/01                              Sell                      500
      11/8/01                              Sell                    1,800
      7/17/01                               Buy                      800
      8/20/01                               Buy                      200
      9/18/01                               Buy                      100
       2/1/02                              Sell                    1,100